United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 10, 2020

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	IFMK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2020, iFresh Inc. (the “Company”) held a board meeting at which the Company appointed Ms. Amy Xue as Chief Financial Officer of the Company, effective immediately. Ms. Xue replaces Chang Kao (Eddie) Chiang who was the Company’s Chief Financial Officer.

Ms. Xue has served as Partner, CFO Services of Wall Street CPA Services, LLC in New York since October 2010 where she, among other professional services, worked as CFO for XT Energy Group, Inc. (OTCQB:XTEG), and CFO for General Agriculture Corp. (OTCQB: GELT) and Vice President in Finance for Huifeng Bio-Pharmaceutical Technology (OTCQB:HFGB). Previously, Ms. Xue was a senior manager of SEC Audit Services at Acquavella, Chiarelli, Shuster, Berkower & Co., LLP in New York from September 2007 and October 2010. Ms. Xue obtained a Master of Science in Accounting from School of Management, State University of New York at Binghamton in New York, and a Bachelor of Science in History and Law from Peking University in China. She is a Certified Public Accountant and member of American Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 11, 2020

iFRESH INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

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